SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 23, 2004

TETRA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-18335	74-2148293
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

25025 Interstate 45 North, Suite 600

The Woodlands, Texas 77380

(Address of Principal Executive Offices and Zip Code)

(281) 367-1983

(Registrant's Telephone Number, Including Area Code)

TABLE OF CONTENTS

Item 5. Other Events and Regulation FD Disclosure	Page 1
Item 7. Financial Statements and Exhibits	Page 1
Signatures	Page 2
Exhibit Index	Page 3

Item 5. Other Events and Regulation FD Disclosure.

On June 23, 2004, TETRA Technologies, Inc. (“TETRA”) and Compressco, Inc. (“Compressco”) announced that they had entered into a definitive agreement pursuant to which TETRA would acquire Compressco, of Oklahoma City, Oklahoma. The transaction is subject to regulatory approvals and customary closing conditions. The cost of the acquisition is approximately $93.5 million in cash. TETRA will also assume approximately $15.5 million of associated debt. The press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Joint Press Release, dated June 23, 2004, issued by TETRA Technologies, Inc. and Compressco, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By: /s/Geoffrey M. Hertel

Geoffrey M. Hertel

President & Chief Executive Officer

Date: June 23, 2004

EXHIBIT INDEX

Exhibit Number	Description
99.1	Joint Press Release, dated June 23, 2004, issued by TETRA Technologies, Inc. and Compressco, Inc.